EXHIBIT 2.1

                                MERGER AGREEMENT


         This Merger Agreement (the "Agreement"), dated November 12, 2001 is by and among eInsure Networks Corporation, a Delaware corporation ("eInsure"), having its principal offices at 29160 Heathercliff Road, Suite 300, Malibu, California 90265, Trans-Century Resources, Inc., Texas corporation ("Trans-Century"), having its offices at 8140 N. Mo-Pac, Westpark III, Suite 200, Austin, Texas 78759, Mary W. Patterson and D. L. Patterson (collectively the "Principal Trans-Century Shareholders") and the other holders of common stock of Trans-Century listed on Exhibit A to this Agreement (together with the Principal Trans-Century Shareholders, the "Trans-Century Shareholders").

RECITALS:

         A. The Board of Directors of eInsure and the Board of Directors of Trans-Century, respectively, believe it is in the long-term strategic interests of eInsure and of Trans-Century that eInsure and Trans-Century effect the transactions contemplated hereby.

         B. Trans-Century and eInsure desire to adopt a plan of reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), providing for the merger of Trans-Century with and into eInsure (the "Merger") pursuant to which all of the issued and outstanding shares without par value of Trans-Century ("Trans-Century Common Stock") will be converted into and exchanged for shares of Common Stock, par value $0.001 per share, of eInsure ("eInsure Common Stock"), all pursuant to the plan of reorganization set forth herein.

         C. It is the intention of the parties hereto that the Merger shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Trans-Century Shareholders reside.

          D. eInsure and Trans-Century desire to effect the Merger and the other transactions contemplated hereby.

         E. The parties hereto desire to set forth certain representations, warranties, covenants and agreements as an inducement to the consummation of the Merger and the other transactions contemplated hereby.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:



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SECTION 1.  MERGER AND CERTAIN RELATED TRANSACTIONS

         1.1 Merger. At the Effective Time of the Merger, as hereinafter defined, Trans-Century shall be merged with and into eInsure (the "Surviving Corporation") pursuant to the Agreement and Plan of Merger ("Plan of Merger") between Trans-Century and eInsure, a form of which is attached hereto as Exhibit B and incorporated herein by reference.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Graves, Dougherty, Hearon & Moody, 515 Congress Avenue, Suite 2300, Austin, Texas 78701, at 10:00 a.m., Austin time, on November 14, 2001 at such other time and place or on such other date as eInsure and Trans-Century shall mutually agree (the "Closing Date"). At the Closing, subject to and in accordance with the terms and conditions herein, eInsure and Trans-Century shall effect the merger by executing and filing a Certificate of Merger in the manner provided in the Delaware General Corporation Law and Articles of Merger in the manner provided in the Texas Business Corporation Act. At the Closing, upon confirmation of the filing of the Certificate of Merger in Delaware and the Articles of Merger in Texas as described above, there shall be delivered to the shareholders certificates representing common stock of the Surviving Corporation upon surrender of certificates representing the outstanding shares of Trans-Century and eInsure (the "Constituent Corporations").

         1.3 Further Action. Each of Trans-Century and eInsure shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Constituent Corporations, the directors and officers of each of the Constituent Corporations are fully authorized and empowered in the name and on behalf of their respective corporation or otherwise to take, and shall take, all such further action.

         1.4 Restricted Securities. The Common Stock of the Surviving Corporation to be issued to the Trans-Century Shareholders in the Merger (collectively, the "eInsure Shares") will be restricted against resale pursuant to the provisions of Federal and state securities laws. The eInsure Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the eInsure Shares will have a legend thereon in substantially the form set forth in Section 2.7 hereof.


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SECTION 2. REPRESENTATIONS AND WARRANTIES OF TRANS-CENTURY AND THE TRANS-CENTURY
SHAREHOLDERS

         Trans-Century represents and warrants to eInsure as set forth in Sections 2.1, 2.2, and 2.10 through 2.25 hereof. Each Trans-Century Shareholder, severally and not jointly, represents and warrants (as to himself only) to eInsure as set forth in Sections 2.3 through 2.9 hereof.

         2.1 Organization and Good Standing. Trans-Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Trans-Century has the corporate power and authority to carry on its business as presently conducted. Trans-Century is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

         2.2 Corporate Authority. Trans-Century has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Trans-Century Shareholders and by the directors of Trans-Century.

         2.3 Ownership of Shares. Each Trans-Century Shareholder represents with respect to himself only, that he is the owner of record of the issued and outstanding Trans-Century Common Stock set forth with respect to him on Exhibit
A. Such Trans-Century Shareholder represents and warrants that he or she owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

         2.4 Independent Investigation. Each Trans-Century Shareholder acknowledges that in making his or her decision to execute and deliver this Agreement and approve the Merger, he or she will rely, in part, upon independent investigations made by such Trans-Century Shareholder or his or her representatives, if any.

         2.5 Risks. Each Trans-Century Shareholder acknowledges and understands that his acquisition of eInsure Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Trans-Century Shareholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of his entire investment. The Trans-Century Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in eInsure; has evaluated such merits and risks, including risks particular to the Trans-Century Shareholder's situation; and the Trans-Century Shareholder has determined that this investment is suitable for the Trans-Century Shareholder. The Trans-Century Shareholder has adequate financial resources and can bear a complete loss of the Trans-Century Shareholder's investment.

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


         2.6 Investment Intent. Each Trans-Century Shareholder hereby represents that the eInsure Shares he or she is acquiring are being acquired for the Trans-Century Shareholder's own account with no intention of distributing such securities to others. The Trans-Century Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the eInsure Shares for the Trans-Century Shareholder. The Trans-Century Shareholder is presently not engaged, nor does the Trans-Century Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the eInsure Shares or any interest therein.

         2.7 Compliance with Federal and State Securities Laws. Each Trans-Century Shareholder understands that the eInsure Shares have not been registered under the Securities Act. Such Trans-Century Shareholder understands that the eInsure Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, such Trans-Century Shareholder understands that his right to transfer the eInsure Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, such Trans-Century Shareholder realizes that he or she may not be able to sell or dispose of the eInsure Shares as there may be no public or other market for them. Such Trans-Century Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         2.8 No General Solicitation. Such Trans-Century Shareholder is not acquiring the eInsure Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or subscription by a person other than a representative of eInsure.

         2.9 Approvals with Respect to Trans-Century Shareholder. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by such Trans-Century Shareholder or for the consummation by such Trans-Century Shareholder of the transactions described herein.

         2.10 Approvals with Respect to Trans-Century. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Trans-Century or for the consummation by Trans-Century of the transactions described herein.

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

         2.11 Financial Statements; Books and Records. Attached as Schedule 2.11 are the audited financial statements of TCO Trans-Century Limited, a Texas limited partnership and the predecessor of Trans-Century (the "Trans-Century Predecessor"), as of and for the years ended December 31, 1999 and December 31, 2000 and unaudited financial statements of the Trans-Century Predecessor as of and for the six months ended June 30, 2001 (the "Trans-Century Financial Statements"). The books of account and other financial records of the
Trans-Century Predecessor and Trans-Century are complete and correct in all material respects and are maintained in accordance with good business and accounting practices; provided, however, that subsequent to June 30, 2001, Trans-Century elected to charge against equity the organization and development costs associated with its efforts (and those of Community Health Risk Corporation, its captive insurance company) to establish insurance lines of business. The Trans-Century Shareholders acknowledge that a minimum of two (2) years of audited financial information (or such shorter period that Trans-Century was in existence) will be required to be filed with the Securities and Exchange Commission within 75 days of the Closing Date.

         2.12     No Material Adverse Changes.  Except as set forth on  Schedule
                  ----------------------------
 2.12, since June 30, 2001 there has not been:

                  (i) any material adverse change in the financial position of Trans-Century;

                  (ii) any damage, destruction or loss materially and adversely affecting the assets, properties, operations or condition (financial or otherwise) of Trans-Century, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to, or any redemption or repurchase of, Trans-Century capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Trans-Century of any properties or assets;

                  (v) any adoption by Trans-Century of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

                  (vi) any indebtedness of Trans-Century incurred for borrowed money;

                  (vii) any loan or advance by Trans-Century to any shareholder,
         officer,  director,   consultant,  agent  or  other  representative  of
         Trans-Century;

                  (viii)  any   material   increase  in  the  annual   level  of
         compensation of any executive employee of Trans-Century;

                  (ix) any entry into or modification by Trans-Century of any contract, agreement or transaction except in the ordinary course of business; or

                  (x) any issuance by Trans-Century of any equity security.

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


         2.13 Taxes. Trans-Century has filed all material tax forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the date hereof, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of the Principal Trans-Century Shareholders after reasonable inquiry, threatened against Trans-Century. The tax returns of Trans-Century have never been audited.

         2.14 Compliance with Laws. Trans-Century has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Trans-Century.

         2.15 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or the Bylaws of Trans-Century;

                  (ii) violate, conflict with or result in the material breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under, any material contract or other agreement to which Trans-Century is a party or by or to which it or any of its assets or properties is bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against Trans-Century; or

                  (iv) violate any statute, rule or regulation applicable to and that would have a material adverse effect on Trans-Century, its properties or assets.

         2.16 Actions and Proceedings. Trans-Century is not a party to any material pending litigation or, to the knowledge of the Trans-Century Shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the Trans-Century Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against Trans-Century.

         2.17 Capitalization. The authorized capital of Trans-Century consists of 2,000 shares of Trans-Century Common Stock without par value of which 1,200 shares are issued and outstanding. Trans-Century is current with respect to all dividend obligations. Trans-Century has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Trans-Century, except for the Merger and except as set forth on
Schedule 2.17 attached hereto and made a part hereof.

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         2.18  Agreements.  Schedule  2.18  sets  forth a list  of any  material contract or arrangement to which Trans-Century is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

         2.19 Brokers or Finders. No broker's or finder's fee will be payable by Trans-Century in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Trans-Century or any of its Shareholders.

         2.20 Real Estate. Except as set forth on Schedule 2.20, Trans-Century owns no real property nor is a party to any leasehold agreement. All uses of the real property leased by Trans-Century or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

         2.21 OSHA and Environmental Compliance. To the knowledge of the Principal Trans-Century Shareholders, Trans-Century has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to Trans-Century or relating to its business, assets, property, leaseholders or equipment under such environmental laws, rules or regulations. Trans-Century has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. To the best of the Principal Trans-Century Shareholders' knowledge, after reasonable inquiry, no hazardous substances are present on any premises leased by Trans-Century excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Trans-Century.

         2.22 Assets. Trans-Century holds good and valid title to the assets shown on its balance sheet dated June 30, 2000 (the "Balance Sheet"), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances (each, a "Lien") (other than Permitted Liens, as defined below). All of Trans-Century's material assets are in good operating condition and repair and are usable in the ordinary course of business of Trans-Century and conform in all material respects to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation. To the best knowledge of Trans-Century, Trans-Century has clear title to all of its business names, trading names, registered trademarks, service marks and applications. "Permitted Liens" means any Lien that: (a) secures indebtedness reflected on the Balance Sheet; (b) are Liens filed of record; (c) are Liens for taxes accrued but not yet payable; (d) are Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Balance Sheet; provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; or (e) involve only such imperfections of title and encumbrances, if any, which do not materially detract from the value or materially interfere with the use, as currently used, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon.

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


         2.23 Liabilities. Except as disclosed elsewhere in this Agreement or the Schedules hereto, Trans-Century does not have any material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, secured or unsecured, accrued or absolute, contingent or otherwise (all of the foregoing are collectively defined as "Liabilities"), which were not fully, fairly and adequately reflected on the Financial Statements, as of the date thereof. As of the Closing Date, Trans-Century will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial
Statements, Liabilities incurred after June 30, 2001, and Liabilities that in the aggregate are not material to Trans-Century's business or financial condition. To the best knowledge of the Trans-Century Shareholders, there is no circumstance, condition, event or arrangement which would hereafter give rise to any material Liabilities of Trans-Century not in the ordinary course of business.

         2.24 Access to Records. The corporate financial records, minute books and other documents and records of Trans-Century have been made available to eInsure prior to the Closing. Trans-Century has provided eInsure with the opportunity to ask questions of and receive answers from Trans-Century concerning the terms and conditions of this Agreement and to obtain any additional information that Trans-Century possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided.

         2.25 Full Disclosure. No representation or warranty by Trans-Century or the Trans-Century Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Trans-Century pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF  EINSURE

         eInsure hereby represents and warrants to Trans-Century and the Trans-Century Shareholders as follows:

         3.1 Organization and Good Standing. eInsure is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power and authority to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

         3.2 Corporate Authority. eInsure has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of eInsure and, if required, by the shareholders of eInsure.


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


         3.3 Shares of the Surviving Corporation. At the Closing, the shares to be issued and delivered to the Trans-Century Shareholders hereunder will, when so issued and delivered, constitute valid and legally issued shares of Common Stock of the Surviving Corporation, fully paid and nonassessable.

         3.4 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by eInsure or for the consummation of the transactions described herein.

         3.5 Financial Statements; Books and Records. Attached as Schedule 3.5 are the audited financial statements of eInsure as of and for the years ended December 31, 1999 and December 31, 2000 and unaudited financial statements of eInsure as of and for the six months ended June 30, 2001 (collectively the "eInsure Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission (the "SEC"). The eInsure Financial Statements fairly represent the financial position of eInsure as at such dates and the results of its operations for the periods then ended. The eInsure Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The books of account and other financial records of eInsure are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

         3.6      No Material Adverse Changes.

         Except as described on Schedule 3.6, since June 30, 2001, there has not been:

                  (i) any material adverse changes in the financial position of eInsure;

                  (ii) any damage, destruction or loss materially affecting the assets, properties, prospective business, operations or condition (financial or otherwise) of eInsure, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to, or any redemption or repurchase of, eInsure capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by eInsure of any properties or assets;

                  (v) any adoption or modification by eInsure of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

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


                  (vi) any incurred or assumed indebtedness or liability of eInsure, whether or not currently due and payable, except in the ordinary course of business;

                  (vii) any loan or advance by eInsure to any shareholder, officer, director, employee, consultant, agent or other representative, or any other loan or advance by eInsure otherwise than in the ordinary course of business;

                  (viii)  any   material   increase  in  the  annual   level  of
         compensation of any executive employee of eInsure;

                  (ix) any entry into or modification by eInsure of any contract, agreement or transaction except in the ordinary course of business; or

                  (x) any issuance by eInsure of any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.6.

         3.7 Taxes. eInsure has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed by it, and has paid all taxes due for all periods prior to the date hereof. There are no deficiency notices outstanding with respect to any taxes or assessments nor are there any extensions of time for the assessment of deficiencies for any year in effect. No deficiency notice is proposed or, to the knowledge of eInsure, after reasonable inquiry, threatened against eInsure. No tax return of eInsure has ever been audited.

         3.8 Compliance with Laws. eInsure has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of eInsure.

         3.9  No  Breach.  The   execution,  delivery  and  performance  of this
Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Certificate of Incorporation or By-Laws of eInsure;

                  (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which eInsure is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, eInsure or upon the securities, properties or business of eInsure; or

                  (iv) violate any statute, rule or regulation applicable to and that would have a material adverse effect on eInsure, its business, operations, properties or assets.

         3.10 Actions and Proceedings. eInsure is not a party to any material pending litigation or governmental investigation or proceeding or other claim, assessment or non-governmental proceeding, nor to its knowledge is any such litigation or governmental investigation or proceeding or other claim, assessment or non-governmental proceeding threatened against eInsure.

         3.11 Periodic Reports. eInsure is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Except as set forth on
Schedule 3.11 hereto, each report or filing (the "1934 Act Filings") required to be made by eInsure pursuant to the 1934 Act was timely made. Each such 1934 Act Filing complied as to form with the requirements under the 1934 Act and the regulations promulgated thereunder. Each such 1934 Act Filing did not misstate any material fact or omit to state a material fact required to be stated in order to make the information contained in such filing not misleading.

         3.12 Capitalization. Attached as Schedule 3.12 is a true and correct copy of the stockholder list of eInsure as of the date hereof. An updated list of all stockholders of eInsure (including a list of all persons and entities who are members, stockholders, or otherwise who hold or control any ownership interest in AppleTree Investment Company and PageOne Productions, L.L.C. and showing the respective ownership interest of each such entity or person) will be provided by eInsure to the Trans-Century Shareholders at the Closing. eInsure has 100,000,000 shares of eInsure Common Stock authorized, of which 2,000,000 shares are issued and outstanding, and 8,000,000 shares of preferred stock, par value $0.01 per share, authorized, none of which have been issued. eInsure has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of eInsure capital stock, except as set forth on
Schedule 3.12 and except that AppleTree Investment Company and PageOne Business Productions, LLC will have anti-dilution rights for a period of two years from the date of the Closing.

         3.13 Agreements. Schedule 3.13 sets forth a list of any material contract or arrangement to which eInsure is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

         3.14 Brokers or Finders. No broker's or finder's fee will be payable by eInsure in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of eInsure.

         3.15 Real Estate. eInsure owns no real property nor is a party to any leasehold agreement.

         3.16 OSHA and Environmental Compliance. To the knowledge of eInsure, eInsure has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to eInsure or relating to its business, assets, property, leaseholders or equipment under such environmental laws, rules or regulations. eInsure has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. To the best of the eInsure's knowledge, after reasonable inquiry, no hazardous substances are present on any premises leased by eInsure excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of eInsure.

         3.17 Assets. eInsure holds good and valid title to the assets shown in the eInsure Financial Statements, free and clear of all Liens (other than eInsure Permitted Liens, as defined below). All of the material assets of eInsure are in good operating condition and repair and are usable in the ordinary course of business of eInsure and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation. To the best knowledge of eInsure, eInsure has clear title to all of its business names, trading names, registered trademarks, service marks and applications. "eInsure Permitted Liens" means any Lien that:
(a) secures indebtedness reflected on the June 30, 2001 balance sheet of eInsure that is included in the eInsure Financial Statements; (b) are Liens filed of record; (c) are Liens for taxes accrued but not yet payable; or (d) involves only such imperfections of title and encumbrances, if any, which do not materially detract from the value or materially interfere with the use, as currently used, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon.

         3.18 Liabilities. eInsure does not have any material Liabilities which were not fully, fairly and adequately reflected on the eInsure Financial Statements, as of the date thereof. As of the Closing Date, eInsure will not have any Liabilities, other than Liabilities fully and adequately reflected on the eInsure Financial Statements, Liabilities incurred after June 30, 2001 in the ordinary course of business, and Liabilities that in the aggregate are not material to eInsure's business or financial condition. To the best knowledge of eInsure, there is no circumstance, condition, event or arrangement which may hereafter give rise to any material Liabilities not in the ordinary course of business.

         3.19 Access to Records. eInsure has provided Trans-Century and the Trans-Century Shareholders with each of the 1934 Act Filings, and with the records, minute books, and other documents listed on Schedule 3.19 hereto. eInsure has provided Trans-Century with the opportunity to ask questions of and receive answers from eInsure concerning the terms and conditions of this Agreement and to obtain any additional information that eInsure possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided.

         3.20 No Claims Outstanding. eInsure represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, and has one officer and two directors, serving without pay. Therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since January 1, 2001, other than as set forth in the 34 Act Filings.

         3.21 Securities Issuances. eInsure represents that all its issued and outstanding shares are fully paid and non-assessable, not subject to preemptive rights, and were duly and validly issued in compliance with all laws, including the Securities Act, and are fully described in the eInsure Financial Statements.

         3.22 Full Disclosure. No representation or warranty by eInsure in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by eInsure pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of eInsure.


SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to the Obligations of Trans-Century and the Trans-Century Shareholders. All obligations of Trans-Century and the Trans-Century Shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions (any one or more of which may be waived by Trans-Century and the Trans-Century Shareholders):

         (a) The representations and warranties of eInsure contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         (b) eInsure shall have performed and complied in all material respects with all covenants, agreements, and conditions set forth in this Agreement to be performed or complied with by it prior to or at the Closing.

         (c) Prior to the Closing, the Board of Directors and, if required, shareholders of eInsure shall have approved, in accordance with Delaware law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and authorized all necessary and proper action to enable eInsure to comply with the terms of this Agreement.

         (d) eInsure shall have executed and delivered each instrument and document to be delivered by it pursuant to this Agreement, including without limitation the items set forth in Section 8.3 hereof.

         (e) All instruments and documents to be delivered to Trans-Century and the Trans-Century Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Trans-Century.

         (f) There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

         (g) No litigation or proceeding shall be pending that will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of eInsure.

         (h) eInsure shall have obtained and shall have delivered to Trans-Century copies of (i) all governmental approvals required to be obtained by eInsure in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) all consents necessary to be obtained by eInsure in order to consummate the Merger pursuant to this Agreement.

         (i) eInsure shall have provided Trans-Century a copy of its Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001, the financial statements, form and substance of which shall be acceptable to Trans-Century in its sole discretion. Such filings shall have been made with the SEC prior to the Closing.

         4.2 Conditions Precedent to the Obligations of eInsure. All obligations of eInsure under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions (any one or more of which may be waived by eInsure):

         (a) The representations and warranties by Trans-Century and the Trans-Century Shareholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         (b) Trans-Century and the Trans-Century Shareholders shall have performed and complied in all material respects with all covenants, agreements, and conditions set forth in this Agreement to be performed or complied with by them prior to or at the Closing.

         (c) Trans-Century and the Trans-Century Shareholders shall have executed and delivered each instrument and document to be delivered by them pursuant to this Agreement, including without limitation the items set forth in Sections 8.1 and 8.2 hereof.

         (d) All instruments and documents to be delivered by Trans-Century and the Trans-Century Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for eInsure.

         (e) There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

         (f) No litigation or proceeding shall be pending that will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.


SECTION 5. COVENANTS

         5.1 Conduct of Business. On and after the date hereof and until the Closing Date, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by Trans-Century in writing, eInsure will:

         (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all commercially reasonable efforts to preserve intact its present business organization, and maintain its properties in good operating condition and repair;

         (b) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practices and not change such policies and practices;

         (c) comply in all material respects with all laws applicable to it and its business;

         (d) use all reasonable efforts to maintain its good standing in its jurisdiction of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all governmental approvals and consents necessary for, or otherwise material to, it and its business;

         (e) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, of any other person;

         (f) not issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

         (g) not incur any  indebtedness  for borrowed money,  issue or sell any
debt  securities  or  prepay  any  debt  (including,   without  limitation,  any
borrowings from or prepayments to any shareholder or other affiliate);

         (h) not mortgage, pledge or otherwise subject to any Lien, any of its properties or assets, tangible or intangible;

         (i) not pay or commit to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, shareholder or affiliate or grant or commit to grant to any officer, director, employee, shareholder or affiliate any other increase in, or additional, compensation in any form;

         (j) not amend either its certificate of incorporation or bylaws;

         (k) not incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Liability or obligation in excess of $1,000 in each case or $5,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person); and

         (l) not liquidate, dissolve or wind-up its affairs.

         5.2 No Solicitation. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, eInsure agrees:

         (a) that it shall not, and shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by
it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, eInsure (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

         (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.2; and

         (c) that it will notify Trans-Century immediately of the identity of the potential acquiror and the terms of such person's or entity's proposal if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.2 shall prohibit the Board of Directors of eInsure from (i) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire such company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of such company determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, eInsure provides written notice to Trans-Century to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which eInsure determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to shareholders), eInsure keeps Trans-Century informed of the status of any such discussions or negotiations and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal.

         5.3 Corporate Examinations and Investigations. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, each of the parties hereto will give the other parties hereto and such other parties' accountants, counsel, consultants, employees and agents, access at all reasonable times to, and furnish them with all documents, records, work papers and information with respect to, all of the assets, properties, books, contracts, commitments, reports and records of such party, as any of the other parties hereto shall from time to time reasonably request. No investigations by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

         5.4 Further Assurances. Each of the parties hereto agrees to use and to cause all persons acting on its behalf to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date. Each of the parties hereto will, and will cause all persons acting on its or their behalf to, coordinate and cooperate with the other parties hereto in exchanging such information and supplying such assistance as may be reasonably requested by the other parties hereto in connection with the filings and other actions contemplated hereby. Following the Closing, each of the parties hereto shall, and shall cause all persons acting on its or their behalf to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by any of the other parties hereto, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

         5.5 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, eInsure, Trans-Century and the Principal Trans-Century Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

                  (i)      at the time of the disclosure was public knowledge;

                  (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

                  (iii) the receiving party had within its possession at the time of disclosure; or

                  (iv) is ordered disclosed by a Court of proper jurisdiction.


SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing.


SECTION 7. INDEMNIFICATION

         7.1 For a period of one (1) year from the Closing, Trans-Century agrees to indemnify and hold harmless eInsure, its officers, directors and principal shareholders, and eInsure agrees to indemnify and hold harmless Trans-Century, the Trans-Century Shareholders and Trans-Century's officers and directors, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees incident to any of the foregoing (collectively referred to herein as "Damages"), resulting from (i) any material misrepresentation made herein by any indemnifying party to an indemnified party, (ii) an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or (iii) any material misrepresentation or omission from any report, certificate, financial statement or tax return furnished or to be furnished by any party hereto for any period up to and including 120 days after execution of this Agreement. THIS PROVISION SHALL NOT BE CONSTRUED TO BE A WAIVER OF ANY LAWFUL INDEMNIFICATION PROVISION CONTAINED IN A PARTY'S CERTIFICATE OF INCORPORATION OR BY-LAWS, AS PERMITTED BY FEDERAL OR STATE LAW.

         7.2 If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

         7.3 Notwithstanding anything to the contrary herein, the indemnification provided for in this Section 7 will not apply unless and until the aggregate Damages for which one or more indemnified persons seeks indemnification under Section 7 exceeds $250,000, in which event the indemnification provided for in Section 7 will include all Damages in excess of such sum. The provisions of this Section 7 shall be the sole remedy against a party for breach of Sections 2 and 3 hereof.


SECTION 8.  ITEMS TO BE DELIVERED AT CLOSING

         At the Closing, in addition to any other documents to be delivered under other provisions of this Agreement, the following items shall be delivered, all of such deliveries being deemed to occur simultaneously:

         8.1 Items to be Delivered by Trans-Century. Trans-Century will deliver, or will cause to be delivered, to eInsure the following, the form and substance of which shall be reasonably acceptable to eInsure and its legal counsel:

                  (i) A certificate executed by the President and Secretary of Trans-Century to the effect that the representations and warranties made by Trans-Century in this Agreement are true and correct in all material respects as of the Closing Date, with the same effect as though made on and as of such date.

                  (ii) A certificate from the Secretary of State of Texas dated within 15 days of the Closing Date to the effect that Trans-Century is a corporation in good standing under the laws of said State.

                  (iii) An opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of this Agreement governed by the application of Texas law, to eInsure to the effect that:

                    (1) Trans-Century is a corporation validly existing and in good standing under the laws of the State of Texas;

                    (2) Trans-Century has the corporate power to carry on its business as presently conducted; and

                    (3) this Agreement has been duly authorized, executed and delivered by Trans-Century.

         Such opinion shall also cover such additional matters as eInsure and its counsel may reasonably request.

         8.2 Items to be Delivered by the Trans-Century Shareholders. Each Trans-Century Shareholder will deliver to eInsure certificates representing the Trans-Century Stock of such shareholder to be exchanged for certificates representing common stock of the Surviving Corporation pursuant to the Plan of Merger.

         8.3 Items to be Delivered by eInsure. eInsure will deliver, or cause to be delivered, to Trans-Century and/or the Trans-Century Shareholders the following, the form and substance of which shall be reasonably acceptable to Trans-Century and its legal counsel:

                  (i) A certificate executed by the President and Secretary of eInsure, to the effect that the representations and warranties of eInsure made in this Agreement are true and correct in all material respects as of the Closing Date, with the same effect as though made on and as of such date.

                  (ii) Certified copies of the certificate of incorporation and by-laws of eInsure, as in effect on the Closing Date.

                  (iii) Certified copy of resolutions of the eInsure Board of Directors authorizing this Agreement and the transactions contemplated hereby.

                  (iv) Certified copies of resolutions of shareholders of eInsure approving the Merger.

                  (v) A certificate from the Secretary of State of Delaware dated within 15 days of the Closing Date to the effect that eInsure is a corporation in good standing under the laws of said State.

                  (vi) An opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of this Agreement governed by the application of Delaware law, to Trans-Century to the effect that

                           (1) eInsure is a corporation validly existing and in good standing under the laws of the State of Delaware;

                           (2) eInsure has the corporate power to carry on its business as presently conducted;

                           (3) This Agreement and the other documents and instruments delivered by eInsure hereunder have been duly authorized, executed and delivered by eInsure and each is a valid and binding obligation of eInsure, enforceable in accordance with its terms;

                           (4) eInsure has taken all corporate action necessary for performance under this Agreement; and

                           (5) The shares of eInsure Common Stock issued to the Trans-Century Shareholders pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

         Such opinion shall also cover such additional matters as Trans-Century and its counsel may reasonably request.

                  (vii) Resignations of all of the officers of eInsure and of all of its directors other than George Todt.

                  (viii) A written consent of George Todt, as the sole remaining director of eInsure, designating Mary W. Patterson, D. L. Patterson, Mike Masters, Larry Stockman, Jim Walters and Mark Handler to fill the vacancies created by the resignation of the former directors of eInsure, and the simultaneous resignation of George Todt as a director of eInsure.

                  (ix) A release of claims in the form attached hereto as Exhibit "C", executed by PageOne Business Productions, LLC, Appletree Investment Company, and each of the resigning directors and officers of eInsure.

                  (x) Certificates representing common stock of the Surviving Corporation pursuant to the Plan of Merger.

                  (xi) Evidence satisfactory to Trans-Century of the filing of all 1934 Act Filings due by eInsure for periods prior to the Closing Date.

                  (xii)  A list  of the  stockholders  of  eInsure  pursuant  to
Section 3.12 hereof.

SECTION 9. TERMINATION

         9.1 Termination Generally. This Agreement may be terminated at any time prior to the Closing:

         (a)      by the written agreement of Trans-Century and eInsure;

         (b) by Trans-Century or eInsure, by written notice to the other party on or after December 31, 2001 if the Closing shall not have occurred by such date (unless the failure of the Closing to occur shall be due to any breach of this Agreement by the party seeking to terminate), unless such date shall be extended by the mutual written consent of Trans-Century and eInsure;

         (c) by eInsure, if there has been a material breach on the part of Trans-Century in the representations, warranties or covenants of Trans-Century or the Trans-Century Shareholders set forth herein, or a failure on the part of Trans-Century or the Trans-Century Shareholders to perform their respective obligations hereunder; provided that eInsure shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed and complied with by it prior to such time, or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to the Closing set forth in Section 4.2 could not be satisfied on or prior to the termination date contemplated by Section 9.1(b) hereof; or

         (d) by Trans-Century, if there has been a material breach on the part of eInsure in the representations, warranties or covenants of eInsure set forth herein or any failure on the part of eInsure to perform its obligations hereunder; provided that Trans-Century shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by it prior to such time, or any other events or circumstances shall have occurred such that, in any case, any of the conditions to the Closing set forth in Section 4.1 could not be satisfied on or prior to the termination date contemplated by Section 9.1(b) hereof.

         9.2 Effect of Termination.

         (a) In the event of the termination of this Agreement pursuant to the provisions of Section 9.1, this Agreement shall become void and have no effect and all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 5.5 hereof and this Section 9.2.

         (b) In the event of termination of this Agreement pursuant to Sections 9.1(c) or 9.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

         (c) At any time prior to the Closing, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


SECTION 10. MISCELLANEOUS

         10.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to any future breach, whether similar or dissimilar in nature, or as to the exercise of any further right under this Agreement.

         10.2 Amendment. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

         10.3 Assignment. This Agreement is not assignable except by operation of law.

         10.4  Notice.   Until  otherwise  specified  in  writing,  the  mailing
addresses and fax numbers of the parties of this Agreement shall be as follows:

         To:  eInsure Communications, Inc.

         George A. Todt, President
         29160 Heathercliff Road, Suite 300
         Malibu, California 90265
         Fax: (310) 457-8168

         To: Trans-Century, Inc.

         8140 N. Mopac
         Westpark III, Suite 200
         Austin, Texas  78759

         To:  Any of the Trans-Century Shareholders

         To the address of such person
         set forth on Exhibit A

         Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile, mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as indicated above or at such other address which shall have been furnished in writing to the addressor.

         10.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

         10.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof through the Closing Date, without advance approval in writing of the form and substance by the other party.

         10.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Merger and issuance of the eInsure Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         10.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

         10.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         10.12 Tax Treatment. eInsure, Trans-Century and the Trans-Century Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

         10.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through the first such release to follow the Closing.

         10.14    Mediation.

         (a) The parties shall make a good faith attempt to settle any dispute hereunder ("Dispute") by mediation pursuant to the provisions of this Section
10.14 before resorting to litigation or any other dispute resolution procedure.

         (b) Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who (i) has the qualifications and experience set forth in paragraph (c) of this Section 10.14 and (ii) is selected as provided in paragraph (d) of this Section 10.14.

         (c) Unless the parties agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, and
(ii) who has had both training and experience as a mediator and who has successfully mediated at least ten cases.

         (d) Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within 15 days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within 10 days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (c) hereof. If they are unable to agree, then the President of the Travis County, Texas Bar Association shall select as the mediator any person who, in his or her opinion, has such qualifications and experience.

         (e) Within 30 days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours, it being agreed that each party representative attending such mediation session shall have authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event then the Dispute shall be resolved by arbitration as hereinafter provided.

         (f) All conferences and discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

         (g) The costs of the mediation shall be shared equally between the parties.

         10.15 Attorney-in-Fact. Each of the Trans-Century Shareholders, by the execution of this Agreement, hereby irrevocably appoints D. L. Patterson as the agent, proxy and attorney-in-fact of such Trans-Century Shareholder for all purposes of this Agreement, including without limitation full power and authority to receive the eInsure Shares on behalf of such Trans-Century Shareholder, to execute on behalf of such Trans-Century Shareholder any amendment hereto (provided that such amendment does not enlarge the scope of such Trans-Century Shareholder's liability beyond that provided herein), to execute and deliver all certificates, to take all other actions to be taken by or on behalf of the Trans-Century Shareholders on or before the Closing, and to do each and every act and exercise any and all rights which the Trans-Century Shareholders are permitted or required to do or exercise under this Agreement. Each of the Trans-Century Shareholders agrees that such agency and proxy are coupled with an interest.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            TRANS-CENTURY RESOURCES, INC.,
                                            a Texas corporation

                                            By:   /s/ Mary W. Patterson
                                                  ------------------------
                                                  Name:  Mary W. Patterson
                                                  Title:  President


                                            EINSURE COMMUNICATIONS, INC.,
                                            a Delaware corporation

                                            By:   /s/ George A. Todt
                                                  -----------------------
                                                  Name:  George A. Todt
                                                  Title:  President

                                            TRANS-CENTURY SHAREHOLDERS:

                                            /s/ Mary W. Patterson
                                            ---------------------
                                            Mary W. Patterson

                                            /s/ Larry Stockman
                                            ---------------------
                                            Larry Stockman

                                            /s/ D. L. Patterson
                                            ---------------------
                                            D. L. Patterson

                                            /s/ Mark D. Thomey
                                            ---------------------
                                            Mark D. Thomey

                                            /s/ Sally Crosby
                                            ---------------------
                                            Sally Crosby

                                            /s/ Diana Davis
                                            ---------------------
                                            Diana Davis

                                            /s/ Linda Gray
                                            ---------------------
                                            Linda Gray

                                            /s/ Lou Ann Matheson
                                            ---------------------
                                            Lou Ann Matheson

                                            /s/ Linda Ramsey
                                            ---------------------
                                            Linda Ramsey

                                            /s/ Ann C. Short
                                            ---------------------
                                               Ann C. Short

                                            /s/ Gary Van Dolzer
                                            ---------------------
                                            Gary Van Dolzer

                                            /s/ Sylvia L. Ware
                                            ---------------------
                                            Sylvia L. Ware

                                            /s/ Thomas R. Namanny
                                            ---------------------
                                            Thomas R. Namanny

                                            /s/ Larry F. McFall
                                            ---------------------
                                            Larry F. McFall

                                            /s/ Philip H. Sanderson
                                            -----------------------
                                            Philip H. Sanderson

                                            /s/ Mike Masters
                                            ---------------------
                                            Mike Masters